University Bank ("Lender")
2015 Washtenaw Avenue
Ann Arbor, MI 48104

U.S. Small Business Administration
PAYCHECK PROTECTION PROGRAM NOTE

Borrower's Tax ID # *(EIN/SSN)*	47-0587703
SBA Loan Number	80487770-08
Loan Date	April 14, 2020
Loan Amount	$3,173,900.00
Interest Rate	**1.00%**
Borrower *(Name/Address/City/ST/ZIP)*	Ballantyne Strong Inc. 4201 Congress St, Suite 175, Charlotte, NC 28209

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Three Million, One Hundred Seventy Three Thousand, Nine Hundred and No/100 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this Loan signed by Borrower.
"SBA" means the Small Business Administration, an Agency of the United States of America
"Payments" means principal and interest which will include and deferred interest over the remaining term of the loan.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

- The term of this Loan shall be two (2) years from the Loan Date. This Loan shall mature on April 14, 2022.
- The first six monthly payments are deferred, Interest on the Loan shall accrue at the Interest Rate set forth above starting from the date of the disbursement of the Loan.
- The first payment of principal and interest due seven months from the date of the note. Monthly payments will be due each month on the same calendar day in the month they are due.
- Payment amount will be established after deferment period
- Lender will apply each installment payment first to pay interest accrued to the day Lender receives the payment, then to bring principal current, then to pay any late fees, and will apply any remaining balance to reduce principal.
- Late Charge: If a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5.00% of the unpaid portion of the regularly scheduled payment.
- The loan will be re-amortized after deferment and as needed to assure loan fully repays at maturity.
- There are no prepayment penalties for the Loan. Borrower may repay all or a portion of this Loan at any time without penalty.
- The proceeds of the Loan shall be used for the following purposes only:
  (a) Payroll, insurance premiums, mortgage, rent and utility payments.
  (b) Continuation of group health care benefits during periods of paid sick, medical, or family leave and insurance premiums;
  (c) Employee salaries, commissions or similar compensation;
  (d) Interest on any mortgage obligation (excluding payment or prepayment of principal); and
  (e) Interest on any other debt obligations incurred before the covered period.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;
B. Defaults on any other loan with Lender;
C. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
D. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
E. Fails to pay any taxes when due;
F. Becomes the subject of a proceeding under any bankruptcy or insolvency law;
G. Has a receiver or liquidator appointed for any part of their business or property;
H. Makes an assignment for the benefit of creditors;
I. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;
J. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure with Lender's prior written consent; or
K. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A. Require immediate payment of all amounts owning under this Note:
B. Collects all amounts owing from any Borrower; or
C. File suit and obtain judgment.

6. LENDER'S GENERAL POWERS:

Without notice and without Borrower's consent, Lender may:

A. Incur expenses to collect amounts due under this Note or enforce the terms of this Note or any other Loan Document, including reasonable attorneys' fees and costs. If Lender incurs such expenses, it may demand immediate payment from Borrower or add the expenses to the principal balance; and
B. Release anyone obligated to pay this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law or deny any obligation, default any claim or SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower includes its successors, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.
B. Borrower waives all suretyship defenses.
C. Borrower must sign all documents necessary at any time to comply with the Loan Documents.
D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E. Borrower may not use or oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F. If any part of this Note is unenforceable, all other parts remain in effect.
G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

10. LOAN FORGIVENESS:

Pursuant to Section 1106 of the federal Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), the following provisions shall apply to the Loan:

- Limited loan forgiveness for amounts spent on payroll costs, rent and utilities payments, and interest payments on mortgages for Borrowers that apply. The amount forgiven will be reduced by any reduction in employees retained. Business was operating on 2/15/2020. This is detailed in Section 1106.

- Borrower is eligible for debt forgiveness on a covered loan in an amount equal to the following payments made between the 8-week period beginning on the date of origination of a covered loan (covered period):
  - -- payroll costs
  - -- interest payments on mortgage obligations (excluding principal and prepaid principal),
  - -- rent, and
  - -- utility payments
- Amount of forgiveness cannot exceed principal balance.
- SBA will, within 90 days of the loan forgiveness, reimburse Lender, plus any interest accrued through the date of the payment.
- Amount of loan forgiveness reduced if Borrower reduces the number of their employees (layoffs).
- Cancelled indebtedness will not be included in the Borrower's taxable income.
- To receive loan forgiveness, Borrower must apply for Debt Forgiveness through Lender. The Borrower must submit to the Lender servicing the loan an application, which must include documents verifying the number of full-time employees and the pay rates for the period described, including payroll tax filings to the IRS and State, income, payroll, and unemployment insurance filings, cancelled checks, payment receipts, transcript of accounts, or other documents verifying payments on covered mortgage loan obligations, lease obligations and utility payments, plus any other documentation the SBA deems necessary.
- There will be no loan forgiveness without Borrower's submission of the proper application and documentation to Lender.

11. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

Borrower:
Ballantyne Strong Inc.

DocuSigned by:
By X Mark Roberson 4/14/2020
Mark Roberson

Its Chief Financial Officer